  Exhibit 10.2

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”), dated as of November 9, 2017, is entered into by and between CorMedix Inc., a Delaware corporation with offices located at 400 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922 (the ”Company”), and the backstop investors signatory hereto (collectively, the “Backstop Investors”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Company, the Backstop Investors and the other investors party thereto from time to time.

RECITALS

WHEREAS, the Company desires to raise capital through the issuance and sale to certain accredited investors of 5,000 shares of its newly issued Series F Preferred Stock at a purchase price of $1,000 per share (the “Issue Price”) for an aggregate purchase price of $5,000,000 pursuant to and in accordance with that certain Purchase Agreement entered into as of the date hereof;

WHEREAS, pursuant to this Agreement, and upon the terms and subject to the conditions and limitations set forth herein and in consideration of the payment of the Commitment Payment (as defined below), the Company is willing to sell, and the Backstop Investors are willing to purchase, their Pro Rata Share of shares of Series F Preferred Stock at the Issue Price per share;

WHEREAS, the Company and the Backstop Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute (the “1933 Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Backstop Investors hereby agree as follows:

1.
BACKSTOP COMMITMENT.

(a)  Upon the terms and subject to the conditions contained herein, the Company shall have the option to require each of the Backstop Investors, severally and not jointly, to purchase from the Company on a Closing Date, and the Backstop Investors, in reliance on the representations and warranties set forth in this Agreement and in the Purchase Agreement which are expressly incorporated herein by reference, hereby agree to purchase from the Company, the Preferred Shares set forth in a Closing Notice, as applicable, subject in all respects to the limitations set forth in Section 1(d) below. The Preferred Shares that each of the Backstop Investors is required to purchase pursuant to this Section 1(a) are referred to herein as such Backstop Investor’s “Backstop Shares.”

(b) To the extent that the Company does not require the Backstop Investors to purchase their respective entire Pro Rata Share of the Purchase Maximum on a Closing Date, the Company may require the Backstop Investors to purchase all or a lesser remaining percentage (provided that such percentage is the same for each Backstop Investor) of such Backstop Investor’s Pro Rata Share of the Purchase Maximum on any subsequent date (each, a “Closing Date”) by giving to the Backstop Investors, at least five Business Days prior to such Closing Date, a written notification (a “Closing Notice”) setting forth the percentage (provided that such percentage is the same for each Backstop Investor) of such Backstop Investor’s Pro Rata Share of the Purchase Maximum that the Company requires each Backstop Investor to purchase on such Closing Date.

(c) Each closing of the purchase and sale of Backstop Shares hereunder, whether on a Closing Date (each, a “Closing Date”), shall be referred to as a “Closing”. At each Closing, (i) payment for the Backstop Shares that each Backstop Investor has agreed to purchase shall be effected by each such Backstop Investor wiring an amount, to an account of the Company identified to each Backstop Investor at least five days prior to such Closing, equal to the product of (1) the number of Backstop Shares issuable to such Backstop Investor at such Closing (as set forth in a Closing Date Notice) and (2) the Issue Price (such amount, a “Backstop Drawdown Amount”) and (ii) the Company shall deliver to each Backstop Investor the Backstop Shares and such certificates, documents or instruments required to be delivered by it to such Backstop Investor pursuant to the Purchase Agreement.

(d) The Backstop Investors shall have no obligation to purchase Preferred Shares pursuant to this Agreement prior to January 15, 2018. The obligation of the Backstop Investors to purchase Preferred Shares hereunder shall terminate on March 31, 2018 (the “Termination Date”). Notwithstanding anything to the contrary contained herein, in no event shall (i) any Backstop Investor be required to purchase hereunder an aggregate number of Preferred Shares in excess of its Pro Rata Share of the initial Purchase Maximum, (ii) the Backstop Investors be required to purchase hereunder an aggregate number of Preferred Shares in excess of the initial Purchase Maximum or (iii) except in the case of the last Closing Notice, shall the Backstop Investors be required to purchase any Preferred Shares if the aggregate purchase price therefor is less than $500,000. As used herein, the term “Purchase Maximum” means (A) at any date of determination on or before the Termination Date, an amount equal to (1) $3 million minus (2) the aggregate purchase price of Backstop Shares purchased by the Backstop Investors hereunder on or prior to such date minus (3) without duplication, the aggregate cash proceeds actually received by the Company from the sale of its equity or equity-linked securities, in a bona fide transaction, after the date hereof but on or prior to such date and (B) after the Termination Date, zero.

(e) Conditions to the Backstop Investors’ Obligation to Purchase the Backstop Shares. Notwithstanding anything to the contrary, the obligation of the Backstop Investors hereunder to purchase Backstop Shares on a Closing Date is subject to the satisfaction, at or before such Closing Date, of each of the following conditions, provided that these conditions are for the Backstop Investors’ sole benefit and may be waived by the Backstop Investors at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to the Backstop Investors each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Backstop Shares to be purchased by such Backstop Investor at such Closing Date.

(ii) Each of the conditions precedent set forth in Section 7 of the Purchase Agreement shall have been satisfied and the Warrant Closing shall have occurred.

(iii) The Backstop Investors shall have received the opinion of Wyrick Robbins Yates & Ponton LLP, the Company’s counsel, dated as of such Closing Date, in the form acceptable to the Backstop Investors, with respect to the Securities.

(iv) The Company shall have delivered to each Backstop Investor a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Backstop Investors, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v) The Company shall have delivered to each Backstop Investor a certificate evidencing the formation and good standing of the Company in the Company’s jurisdiction of formation issued by the Secretary of State of such jurisdiction of formation as of a date within three (3) days of such Closing Date.

(vi) The Company shall have delivered to each Backstop Investor a certificate, in the form acceptable to the Backstop Investors, executed by the Secretary of the Company and dated as of such Closing Date, attaching (i) the resolutions adopted by the Company’s Board of Directors in a form reasonably acceptable to each Backstop Investor, which resolutions shall approve each of the Transaction Documents and the transactions contemplated thereby, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect as of such Closing Date.

(vii) All of the representations and warranties made by the Company in this Agreement and the Purchase Agreement that are qualified by materiality or material adverse effect shall be true and correct in all respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all respects as of such date) and all of the representations and warranties made by the Company in this Agreement and in the Purchase Agreement that are not qualified by materiality or material adverse effect shall be true and correct in all material respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all material respects as of such date);

(viii) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company in this Agreement and the Purchase Agreement at or prior to such Closing Date.

(ix) The Company shall have delivered to the Backstop Investors a certificate, duly executed by the Chief Executive Officer of the Company, dated as of such Closing Date, certifying that the conditions set forth in Section 1(e)(vii) and Section 1(e)(viii) have been satisfied.

(x) The Common Stock (I) shall be designated for quotation or listed (as applicable) on an Eligible Market (as defined below) and (II) shall not have been suspended, as of such Closing Date, by the Securities and Exchange Commission (the “SEC”) or the Eligible Market from trading on the Eligible Market nor shall suspension by the SEC or the Principal Market (as defined below) have been threatened, as of such Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities (as defined below), including without limitation, those required by the Principal Market, if any.

(xii) No stockholder approval of the Company shall be required in connection with the issuance of the Backstop Shares, any other Preferred Shares issuable pursuant to the Purchase Agreement or the issuance of the Backstop Conversion Shares or the Backstop Warrant Shares as of such Closing Date. “Backstop Conversion Shares” means any shares of Common Stock issuable upon conversion of the Backstop Shares. “Backstop Warrant Shares” means any shares of Common Stock issuable upon exercise of the Backstop Warrants. “Securities” means collectively, the Backstop Warrants, Backstop Warrant Shares, the Backstop Shares and the Backstop Conversion Shares.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity (as defined below) of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that have or would reasonably be expected to result in a Material Adverse Effect (as defined below).

(xv) From the date hereof to such Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market, and, (ii) at any time prior to such Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Backstop Investors, makes it impracticable or inadvisable to purchase the Backstop Shares on such Closing Date.

(xvi)   No action, suit or proceeding before any arbitrator or any Governmental Entity shall have been commenced, and no investigation by any Governmental Entity shall have been threatened, against the Company or any Subsidiary, or any of the Company or any Subsidiary or any Backstop Investor, or any of the Backstop Investors, officers, directors or affiliates, seeking to restrain, prevent or change the transactions contemplated by this Agreement, and the Purchase Agreement or seeking damages in connection with such transactions.

(xvii) The Company and its Subsidiaries shall have delivered to the Backstop Investors such other documents relating to the transactions contemplated by this Agreement and the Purchase Agreement as the Backstop Investors or its counsel may reasonably request.

(xviii) Each Backstop Warrant shall have been issued. With respect to each Closing Date, each Backstop Warrant shall be in full force and effect, unless exercised in full by the owner thereof, and the Company shall not be in default, or have committed any act or omission that, with the giving of notice or lapse of time or both, would constitute a default, under such Backstop Warrant.

(xix) The offering of Preferred Shares pursuant to the Purchase Agreement shall have been conducted in accordance with the terms and conditions of the Transaction Documents.

(f) Conditions to the Obligation of the Company to Issue Backstop Shares. The obligation of the Company hereunder to issue and sell the Backstop Shares to the Backstop Investors on a Closing Date is subject to the satisfaction, at or before the such Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Backstop Investors with prior written notice thereof:

(i) The Backstop Investors shall have executed each of the Transaction Documents (other than this Agreement) to which it is a party and delivered the same to the Company.

(ii) Such Backstop Investor shall have delivered to the Company its respective Backstop Drawdown Amount with respect to such Closing Date by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) All of the representations and warranties made by such Backstop Investor in this Agreement that are qualified by materiality or material adverse effect shall be true and correct in all respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all respects as of such date) and all of the representations and warranties made by such Backstop Investor in this Agreement that are not qualified by materiality or material adverse effect shall be true and correct in all material respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all material respects as of such date).

(iv) Such Backstop Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Backstop Investor at or prior to such Closing Date.

2.
ISSUANCE OF WARRANTS

(a) Issuance of Warrants. As consideration for each Backstop Investor’s commitment to purchase Backstop Shares, at the Warrant Closing, the Company hereby agrees to issue to each Backstop Investor, a warrant in the form attached hereto as Exhibit A (a “Backstop Warrant”), to purchase a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to such Backstop Investor’s Pro Rata Share of an amount equal to (A) $500,000 divided by (b) $0.5278 minus (B) the product of (a) 50% of the amount in sub-clause (A) and (b) (i) solely to the extent raised from Persons other than the Backstop Investors and their respective affiliates, up to $3 million of any cash proceeds described in clause (A)(3) of the definition of Purchase Maximum actually received by the Company on or prior to December 24, 2017 divided by (ii) $3 million. The warrant shall have an exercise price of $0.001 per share of common stock. As used herein, the term “Pro Rata Share” means the percentage set forth on the signature page hereto with respect to a Backstop Investor.

(b) Closing. The issuance of the Backstop Warrants shall take place at a closing (the “Warrant Closing”) to be held at the offices of Wyrick Robbins Yates & Ponton, LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, at 10:00 a.m. (New York Time), on the date of the initial Closing (as defined in the Purchase Agreement). The date on which the Warrant Closing occurs is referred to herein as the “Warrant Closing Date”.

(c) Closing Transactions.

(i) At the Warrant Closing, the Company shall deliver to each Backstop Investor:

(1) Such Backstop Investor’s Backstop Warrant, duly executed by the Company.

(2) the registration rights agreement in the form attached hereto as Exhibit B, dated as of the Warrant Closing Date (the “Registration Rights Agreement”), by and between the Backstop Investors and the Company, duly executed by the Company.

(3)  an opinion of Wyrick Robbins Yates & Ponton LLP, the Company’s counsel, dated as of the Warrant Closing Date, in the form acceptable to the Backstop Investors, with respect to the Backstop Warrants and Backstop Warrant Shares.

(4) a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Backstop Investors, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(ii) At the Warrant Closing, the Backstop Investors shall deliver to the Company the Registration Rights Agreement, duly executed by the Backstop Investors.

3.
BACKSTOP INVESTORS’ REPRESENTATIONS AND WARRANTIES.

Each Backstop Investor, severally and not jointly, represents and warrants, solely with respect to itself, to the Company that, as of the date hereof and as of each Closing Date:

(a) Organization; Authority. Such Backstop Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Backstop Investor and constitutes a legal, valid and binding obligation of such Backstop Investor enforceable against such Backstop Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts . The execution, delivery and performance by such Backstop Investor of this Agreement and the consummation by such Backstop Investor of the transactions contemplated hereby will not (i) contravene the organizational documents of such Backstop Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Backstop Investor is a party, or (iii) contravene any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Backstop Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Backstop Investor to perform its obligations hereunder.

(d)           Backstop Investors Status. As of the date hereof, such Backstop Investor is an “accredited investor” as defined in Rule 501 under the 1933 Act.

4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

On the date hereof and on each Closing Date, the Company shall be deemed to have made to each Backstop Investor each of the representations and warranties set forth in Section 3 of the Purchase Agreement and, for the avoidance of doubt, each of this Agreement and the Backstop Warrants shall be deemed to be a Transaction Document. In addition, the Company represents and warrants to each Backstop Investor that, as of the date hereof and each Closing Date and except as set forth in the Disclosure Letter:

(a) Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to conduct their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, (i) owns any of the capital stock or holds an equity or similar interest or (ii) controls or operates all or any part of the business, operations or administration of such Person. A “Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing. As of the date of this Agreement, the Company has no Subsidiaries other than CorMedix Europe GmbH.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities (as defined below) in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Backstop Shares, the Backstop Conversion Shares, the Backstop Warrants and the reservation for issuance and issuance of the Backstop Warrant Shares issuable upon exercise of the Backstop Warrants) have been duly authorized by the Company’s board of directors or other governing body and, no filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents to be delivered on or prior to the Closing will be prior to Closing, duly executed and delivered by the Company, and upon such execution will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuance of the Backstop Shares and the Backstop Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, withholding, liens, charges and other encumbrances with respect to the issuance thereof. The Company shall have reserved from its duly authorized capital stock as of the Closing Date, not less than 125% of the maximum number of Backstop Conversion Shares and Backstop Warrant Shares (without taking into account any limitations on the exercise of the Backstop Warrants set forth therein). Upon issuance or conversion in accordance with the Backstop Shares or exercise in accordance with the Backstop Warrants (as the case may be), the Backstop Conversion Shares and the Backstop Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the reservation for issuance of the Backstop Conversion Shares and the Backstop Warrant Shares as contemplated under Section 4(c) above) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE American (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the SEC and the Principal Market) any Governmental Entity or other self-regulatory organization or body or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to such Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. As used herein, “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Backstop Investors’ Purchase of Securities. The Company acknowledges and agrees that each Backstop Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Backstop Investor is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), taking account of any limitations on exercise or conversion (including “blockers”) contained in securities and instruments beneficially owned by such Person, without conceding that such Person is a 10% stockholder for purposes of federal securities laws). The Company further acknowledges that no Backstop Investor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Backstop Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Backstop Investors’ purchase of the Securities. The Company further represents to the Backstop Investors that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g) No Placement Agent’s Fees. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities with respect to which a fee or commission due from any Backstop Investor in connection with the transactions contemplated hereby.

(h) Dilutive Effect. The Company understands and acknowledges that the number of Backstop Conversion Shares and Backstop Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Backstop Conversion Shares upon conversion of the Backstop Shares in accordance with this Agreement and the Backstop Shares and the Backstop Warrant Shares upon exercise of the Backstop Warrants in accordance with this Agreement and the Backstop Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Backstop Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and such Backstop Investor’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(j) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof and the applicable Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to each Backstop Investor or its respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system requested by the Backstop Investors or its respective representatives. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Backstop Investors which is not included in the SEC Documents (including, without limitation, information referred to in Section 5(g) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(k) Transactions With Affiliates. None of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee, affiliate or partner.

(l) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 160,000,000 shares of Common Stock, of which, 67,025,419 were issued and outstanding on October 31, 2017, and 10,282,545 shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,000,000 shares of preferred stock, of which 761,429  shares of non-voting convertible Series A Preferred Stock are authorized and none of which are issued and outstanding, 454,546 shares of non-voting convertible Series B Preferred Stock are authorized and none of which are issued and outstanding, 150,000 shares of non-voting convertible Series C-1 Preferred Stock are authorized and none of which are issued and outstanding, 150,000 shares of non-voting convertible Series C-2 Preferred Stock are authorized and none of which are issued and outstanding, 200,000 shares of non-voting convertible Series C-3 Preferred Stock are authorized and 104,000 shares of which are issued and outstanding, (viii) 73,962 shares of non-voting convertible Series D Preferred Stock are authorized and 73,962 shares of which are issued and outstanding, (ix) 89,623 shares of non-voting convertible Series E Preferred Stock are authorized and 89,623 shares  of which are issued and outstanding, on October 31, 2017, and (x) 5,000 shares of Series F Convertible Stock are authorized and none of which are issued and outstanding.  No shares of Common Stock or Preferred Stock are held in treasury.    All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  An aggregate of 2,959,934 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.  To the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in the Disclosure Letter: (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.  The Company has furnished to each Backstop Investor true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

(m) Acknowledgement Regarding Backstop Investors’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, no Backstop Investor has been asked by the Company or any of its Subsidiaries to agree, nor has any Backstop Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) each Backstop Investor, and counterparties in “derivative” transactions to which such Backstop Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Backstop Investor’s knowledge of the transactions contemplated by the Transaction Documents, and (iii) no Backstop Investor shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the 8-K Filings (as defined below) each Backstop Investor may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Backstop Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(n) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Backstop Investors, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon the Backstop Investors’ request.

(o) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold or issued, now or in the future, to the Backstop Investors hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(p) No Additional Agreements. The Company does not have any agreement or understanding with any Backstop Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(q) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any Backstop Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Backstop Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Backstop Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Backstop Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

(r)    Private Placement. No registration under the 1933 Act is required for the offer and sale of the Backstop Warrants, the Backstop Shares, the Backstop Conversion Shares or the Backstop Warrant Shares issuable upon exercise or conversion thereof, as applicable, by the Company to any Backstop Investor as contemplated hereby.

5.
COVENANTS.

(a) Best Efforts. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 1.

(b) Reporting Status. During the period (the “Reporting Period”) commencing on the Closing Date and ending on the date on which the Backstop Investors shall have sold all of the Securities or any capital stock of the Company issued or issuable with respect to the Backstop Conversion Shares or the Backstop Warrant Shares or any other capital stock of the Company owned by them, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted, exercised or exchanged the Backstop Warrants or otherwise issuable pursuant to the terms of the Backstop Warrants (collectively, the “Covered Securities”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(c) Use of Proceeds. The Company will use the proceeds resulting from the issuance of the Backstop Shares for general corporate purposes.

(d) Financial Information. The Company agrees to send the following to each holder of the Securities (an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(e) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Covered Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Covered Securities from time to time issuable under the terms of the Transaction Documents on a national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on one of the Principal Market, The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(e).

(f) Fees. The Company shall reimburse the Backstop Investors for all reasonable costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees and disbursements of counsel to the Backstop Investors, any other reasonable fees and expenses in connection with the structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Expense Amount”) and the Company shall pay such Expense Amount within 5 days following written notice by the Backstop Investors.

(g) Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Backstop Warrants (including all attachments, the “8-K Filing”). The Backstop Investors shall have reasonable opportunity to review and comment on the 8-K Filing prior to the filing thereof. From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Backstop Investors by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause the Subsidiary and each of its and their respective officers, directors, employees and agents not to, provide any Backstop Investor with any material, non-public information regarding the Company or the Subsidiary from and after the 8-K Filing without the express prior written consent of the Backstop Investors. The Company understands and confirms that each Backstop Investor shall be relying on the foregoing covenant and agreement in effecting transactions in securities of the Company, and based on such covenant and agreement, unless otherwise expressly agreed in writing by such Backstop Investor: (i) such Backstop Investor does not have any obligation of confidentiality with respect to any information that the Company provides to such Backstop Investor; and (ii) such Backstop Investor shall not be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if such Backstop Investor engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales and/or any derivative transactions based on securities of the Company while in possession of such material non-public information. In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in the Transaction Documents by the Company, the Subsidiary, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of each Backstop Investor), in addition to any other remedy provided herein or in the Transaction Documents, each Backstop Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, the Subsidiary, or any of its or their respective officers, directors, employees or agents. No Backstop Investor shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Backstop Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Backstop Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Backstop Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Backstop Investor, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Backstop Investor in any filing, announcement, release or otherwise.

(h) Reservation of Shares. During the period commencing on the Closing Date and ending on the date no Backstop Shares or Backstop Warrants remain outstanding, the Company shall take all actions reasonably necessary (including, without limitation increasing any such reserve, as necessary, to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 125% of the maximum number of Backstop Conversion Shares (determined without taking into account any limitations on the conversion of the Backstop Shares set forth therein), and (ii) the maximum number of Backstop Warrant Shares issuable upon exercise of the Backstop Warrants (without taking into account any limitations on the exercise of the Backstop Warrants set forth therein).

(i) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(j) Variable Securities. During the period commencing on the date hereof and ending on the later of (x) the date the Backstop Shares are no longer outstanding and (y) the date the Backstop Warrants are no longer outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction other than at-the-market offerings through a registered broker-dealer or offerings of Preferred Shares. “Variable Rate Transaction” means a transaction, on terms more favorable to an investor therein than the terms of this Agreement and the Certificate of Designations, in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (other than an at-the-market offering through a registered broker-dealer) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Backstop Investor shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(k) Stockholder Approval. (A) To the extent the exercise or conversion of the Backstop Shares or the Backstop Warrants, as applicable, would require the approval or consent of the stockholders of the Company  (in each case, without giving effect to any limitations on exercise or “blockers”) pursuant to the rules and regulations of the Principal Market, the Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than June 30, 2018 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in a form which shall have been previously reviewed by counsel to the Backstop Investors, at the expense of the Company but in any event such expense not to exceed $5,000 without the prior written approval of the Company; soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held once in each of the three subsequent calendar quarters thereafter until such Stockholder Approval is obtained. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained. (B) The Company shall use its best efforts to obtain any waiver, consent or approval, in each case, in a form acceptable to the Backstop Investor, of the holders of the Company’s Junior Securities (as defined in the Certificate of Designations) authorizing the issuance of the Series F Preferred Stock as a series of preferred stock senior in rank to such class of Junior Securities.

(l) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company and its Subsidiaries will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(m) Corporate Existence. So long as any Backstop Investor beneficially owns any Preferred Shares or Backstop Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations.

(n) Conversion and Exercise Procedures. Each of the form of Exercise Notice included in the Backstop Warrants and the form of Conversion Notice included in the Purchase Agreement set forth the totality of the procedures required of any Backstop Investor in order to exercise the Backstop Warrants or convert the Preferred Shares. No additional legal opinion, other information or instructions shall be required of any Backstop Investor to exercise their Backstop Warrants or convert their Preferred Shares. The Company shall honor exercises of the Backstop Warrants and conversions of the Preferred Shares and shall deliver the Backstop Conversion Shares and Backstop Warrant Shares in accordance with the terms, conditions and time periods set forth in the Purchase Agreement, Certificate of Incorporation, and Backstop Warrants.

6.
REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Backstop Warrants in which the Company shall record the name and address of the Person in whose name the Backstop Warrants have been issued (including the name and address of each transferee), and the number of Backstop Warrant Shares issuable upon exercise of the Backstop Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Backstop Investors or their respective legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the applicable Backstop Investor or its respective nominee(s), for the Backstop Conversion Shares and the Backstop Warrant Shares (in the case of Backstop Warrant Shares, with respect to cashless exercise(s) or exercises when there is an effective registration statement covering such Backstop Warrant Shares and the Backstop Conversion Shares) in such amounts as specified from time to time by the applicable Backstop Investor to the Company upon conversion of the Backstop Shares or other issuance pursuant to the terms of the Backstop Shares or the exercise of the Backstop Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(b) will be given by the Company to the Transfer Agent with respect to the Backstop Conversion Shares and the Backstop Warrants Shares, and shall otherwise be freely transferable on the books and records of the Company. If a Backstop Investor effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and, with respect to the Backstop Conversion Shares and Backstop Warrant Shares shall also promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Backstop Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the applicable Backstop Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(b), that the applicable Backstop Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent to the extent required or requested by the Transfer Agent. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion shall be borne by the Company.

7.
MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any Backstop Investor, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Backstop Investor, or collection by any Backstop Investor pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Backstop Investor, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Backstop Investors, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Backstop Investors under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by any Backstop Investor under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Backstop Investors, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Backstop Investor has entered into with, or any instruments such Backstop Investor has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Backstop Investor in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to such Backstop Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and such Backstop Investor, or any instruments such Backstop Investor received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Backstop Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Backstop Investors. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Other than the Transaction Documents, the Company has not, directly or indirectly, made any agreements with any Backstop Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement or the other Transaction Documents, no Backstop Investor has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for the Backstop Investors to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by any Backstop Investor, any of its advisors or any of its representatives shall affect such Backstop Investor’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect any Backstop Investor’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day (as defined below) after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be

If to the Company:

Cormedix Inc.
400 Connell Drive, 5th Floor
Suite 5000
Berkeley Heights, NJ 07922
Telephone: (908) 517-95000
Facsimile: (908) 429-4307
Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607

Telephone: (919) 781-4000
Facsimile: (919) 781-4865
Attention: Alexander M. Donaldson, Esq.

If to the Transfer Agent:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598

Telephone: (212) 828-8436
Facsimile: (646) 536-3179
Attention: Yoel Goldfeder

If to any Backstop Investor, to:

c/o Elliott Management Corporation
40 West 57th Street
New York, NY 10019

Telephone: (212) 974-6000
Facsimile: (212) 478-2476
Attention: Elliot Greenberg

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Backstop Investor, including, without limitation, by way of a Fundamental Transaction (as defined in the Backstop Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Backstop Warrants and the Certificate of Designations). Provided a Backstop Investor provides the Company with written notice thereof, such Backstop Investor may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Backstop Investor hereunder with respect to such assigned rights, provided such assignment is in compliance with applicable securities laws.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 7(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Backstop Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Backstop Investor’s execution and delivery of the Transaction Documents to which it is a party and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Backstop Investor and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in a registration statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in any prospectus, any issuer free writing prospectus, or in any amendment thereof or supplement thereto, or in any “issuer information” (as defined in Rule 433 under the 1933 Act) of the Company, which “issuer information” is required to be, or is, filed with the SEC or otherwise contained in any free writing prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (e) any violation of United States federal or state securities laws or the rules and regulations of the Principal Market or any Eligible Market in connection with the transactions contemplated by this Agreement, the Backstop Warrants and the Backstop Shares by the Company or any of its Subsidiaries, affiliates, officers, directors or employees or (f) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by any Backstop Investor pursuant to Section 5(g), or (iv) the status of any Backstop Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 7(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 7(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 7(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 7(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m) Remedies. Each Backstop Investor and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the applicable Backstop Investor. The Company therefore agrees that each Backstop Investor shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever a Backstop Investor exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Backstop Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Independent Nature of Backstop Investors’ Obligations and Rights. The obligations of each Backstop Investor under any Transaction Document are several and not joint with the obligations of any other Backstop Investor, and no Backstop Investor shall be responsible in any way for the performance of the obligations of any other Backstop Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Backstop Investor pursuant hereto or thereto, shall be deemed to constitute the Backstop Investors as, and the Company acknowledges that the Backstop Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Backstop Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Backstop Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Backstop Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Backstop Investor to be joined as an additional party in any proceeding for such purpose.

[signature pages follow]

IN WITNESS WHEREOF, each Backstop Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: CORMEDIX INC. By: /s/ Khoso Baluch Name: Khoso Baluch Title: Chief Executive Officer
BACKSTOP INVESTORS:
ELLIOTT INTERNATIONAL, L.P. By: Elliott International Capital Advisors Inc., as attorney-in-fact By: /s/ Elliot Greenberg Name: Elloit Greenberg Title: Vice President Pro Rata Share:

ELLIOTT ASSOCIATES, L.P.
By:  Elliott Capital Advisors, L.P., General Partner
By:  Braxton Associates, Inc., General Partner

By: /s/ Elliot Greenberg
Name:Elliot Greenberg
Title: Vice President
Pro Rata Share:

[Signature Page to Backstop Agreement]

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT